Exhibit 2



                                                             Rishabh Nath Aditya
                                                     Assistant Company Secretary

HQ/CS/CL.24B/9636
15 January 2003

Sir,

           SUB : SHAREHOLDING PATTERN OF VSNL AS ON 31 DECEMBER 2002.

     In accordance with the Clause 35 of the Listing Agreement please find attached herewith shareholding pattern of VSNL as on 31 December 2002.


Thanking you,



                                                               Yours faithfully,
                                                For Videsh Sanchar Nigam Limited



                                                                     R.N. Aditya
                                                         Asst. Company Secretary

To:

1) Security Code 23624, The Stock Exchange, Mumbai, Corporate Relationship Department, 1st Floor, New Trading Ring, Rotunda Building, Phiroze Jee Jee Bhoy Towers, Dalal Street, Mumbai - 400 001. Fax No. (22) 2722061, 2721072.
2) The Secretary, Madras Stock Exchange Limited, Post Box No. 183, 11, Second Line Beach, Chennai - 600 001. Fax No. (44) 524 48 97.
3) Security Code 32149, The Secretary, Calcutta Stock Exchange Assn. Ltd, 7, Lyons Range, Calcutta - 700 001. Fax No. (33) 220 25 14/28 37 24.
4) Security Code 22064, The Secretary, Delhi Stock Exchange Assn. Limited, 3/1, Asaf Ali Road, New Delhi - 110 002. Fax No. (11) 329 21 81.
5) Security Code 5251, The Asst. Manager (Listing), National Stock Exchange of India Limited, Capital Market - Listing, Exchange Plaza, Bandra Kurla Complex, Bandra (E), Mumbai - 400 051. Fax Nos.: (22) 6598237/38.
6) National Securities Depository Ltd., Trade World, 4th Floor, Kamala Mills Compound, Senapati Bapat Marg, Lower Parel, Mumbai - 400 013. Fax Nos.:
     497 29 93.
7) Mr. Anish Kumar, The Bank of New York, Express Towers, 13th Floor, Nariman Point, Mumbai - 400 021. Fax No. 204 49 42.
8) Head Office: M/s. Sharepro Services, Satam Estate, 3rd Floor, Above Bank of Baroda, Chakala, Andheri (E), Mumbai - 400 099 Ph. 821 5168 / 820 2108 / 820 2114, FAX 837 5646
9) Ms. Caroline Yap, Managing Director, International Client Services, New York Stock Exchange. No.: +1 2126565071
10) Mr. Hitendra Patil, Vice President (Operations) Central Depository Services (India) Limited Phiroze Jee Jee Bhoy Towers, Dalal Street, Mumbai - 400
     023. Fax: 267 3199
11)  Mr. A.K. Gupta, DGM(FA), for SEC filing requirements, Fax 1195

-------------------------------------------------------------------------------------------------------------
                      SHAREHOLDING PATTERN AS ON 31-Dec-02
-------------------------------------------------------------------------------------------------------------
SR.NO.         CATEGORY                                                                HOLDING
-------------------------------------------------------------------------------------------------------------
                                                                         NO. OF SHARES     PERCENTAGE
-------------------------------------------------------------------------------------------------------------
A.             PROMOTER'S HOLDING
-------------------------------------------------------------------------------------------------------------
1              Promoters
-------------------------------------------------------------------------------------------------------------
               Indian Promoters                                                 202696815              71.12
-------------------------------------------------------------------------------------------------------------
               Foreign Promoters                                                        0               0.00
-------------------------------------------------------------------------------------------------------------
2              Persons acting in concert                                                0               0.00
-------------------------------------------------------------------------------------------------------------
               Sub-Total                                                        202696815              71.12
-------------------------------------------------------------------------------------------------------------
B.             NON-PROMOTERS HOLDING
-------------------------------------------------------------------------------------------------------------
3              Institutional Investors
-------------------------------------------------------------------------------------------------------------
a.             Mutual Funds and UTI                                               1573305               0.55
-------------------------------------------------------------------------------------------------------------
b.             Banks, Financial Institutions, Insurance Companies                19915878               6.99
               (Central/State Govt. Institutions/ Non-Government
               Institutions)
-------------------------------------------------------------------------------------------------------------
c.             FIIs                                                               5078192               1.78
-------------------------------------------------------------------------------------------------------------
               Sub-Total                                                         26567375               9.32
-------------------------------------------------------------------------------------------------------------
4              Others
-------------------------------------------------------------------------------------------------------------
a.             Private Corporate Bodies                                           6562428               2.30
-------------------------------------------------------------------------------------------------------------
b.             Indian Public                                                     16837467               5.91
-------------------------------------------------------------------------------------------------------------
c.             NRIs/OCBs                                                           204471               0.07
-------------------------------------------------------------------------------------------------------------
d.             Any other
-------------------------------------------------------------------------------------------------------------
                i. ADR                                                           32129188              11.27
-------------------------------------------------------------------------------------------------------------
                ii. In transit (NSDL)                                                2256               0.00
-------------------------------------------------------------------------------------------------------------
               Sub Total                                                         55735810              19.56
-------------------------------------------------------------------------------------------------------------
                                                            GRAND TOTAL         285000000             100.00
-------------------------------------------------------------------------------------------------------------


                          VIDESH SANCHAR NIGAM LIMITED

          DISTRIBUTION OF SHAREHOLDING ENTITIES / PERSONS HOLDING MORE
              THAN 1% OF PAID UP CAPITAL AS ON QUARTER ENDING 31ST
               DECEMBER 2002 AS PER CLAUSE 35 OF LISTING AGREEMENT

-----------------------------------------------------------------------------------------------------------------------------------
   SR. NO.               CATEGORY                                    NAME                                    HOLDING
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                NO. OF SHARES      PERCENTAGE
-----------------------------------------------------------------------------------------------------------------------------------
     A       PREMOTER'S HOLDING
-----------------------------------------------------------------------------------------------------------------------------------
     1       Indian Promoters                 Central Govt. Including Nominees of President of       74446885                26.12
                                              India
-----------------------------------------------------------------------------------------------------------------------------------
                                              Panatone Finvest Limited*                             128249930                45.00
-----------------------------------------------------------------------------------------------------------------------------------
     2       Persons acting in Concert
-----------------------------------------------------------------------------------------------------------------------------------
                        SUB TOTAL                                                                   202696815                71.12
-----------------------------------------------------------------------------------------------------------------------------------
     B       NON PROMOTERS HOLDING
-----------------------------------------------------------------------------------------------------------------------------------
     3       INSTITUTIONAL INVESTORS
-----------------------------------------------------------------------------------------------------------------------------------
     a       Mutual Funds & UTI
-----------------------------------------------------------------------------------------------------------------------------------
     b       Financial Institutions
-----------------------------------------------------------------------------------------------------------------------------------
                                              Life Insurance Corporation of India Limited            11348970                 3.98
-------------------------------------------------------------------------------------------------------------------
     c       FIIs                                                                                     5078192                 1.78
-----------------------------------------------------------------------------------------------------------------------------------
                        SUB-TOTAL                                                                    16427162                 5.76
-----------------------------------------------------------------------------------------------------------------------------------
     4       OTHERS
-----------------------------------------------------------------------------------------------------------------------------------
     a       Private Corporate Bodies                                                                 6562428                 2.30
-----------------------------------------------------------------------------------------------------------------------------------
     b       Indian Public                    Indian Public                                          16837467                 5.91
-----------------------------------------------------------------------------------------------------------------------------------
     d       Any other (please specify)       The Bank of New York (ADR)                             32129188                11.27
-----------------------------------------------------------------------------------------------------------------------------------
                        SUB-TOTAL                                                                    55529083                19.48
-----------------------------------------------------------------------------------------------------------------------------------
                        GRAND TOTAL                                                                 274653060                96.37
-----------------------------------------------------------------------------------------------------------------------------------

* Consequent to the signing of Shareholders' Agreement, the Government of India has transferred 25% of the paid up capital in favour of M/s. Panatone Finvest Limited, an investing vehicle for TATA Group.